Exhibit 99.1

Cerence Announces Third Quarter Fiscal Year 2023 Results

Headlines

•
On track to achieve full fiscal year revenue guidance
•
Strategic wins for connected services for a major Japanese OEM and Emergency Vehicle Detection for a major Korean OEM's ADAS platform
•
Two-wheeler design win for major Japanese brand; four two-wheeler manufacturers start production (SOP)
•
Successful convertible note offering leading to approximately $8 million in annual interest expense savings

BURLINGTON, Mass., August 8, 2023 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its third quarter fiscal year 2023 results for the quarter ended June 30, 2023.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP Revenue	$61.7	$89.0	$213.7	$269.7
GAAP Gross Margin	66.0%	72.8%	66.2%	73.0%
Non-GAAP Gross Margin	66.5%	73.7%	67.7%	75.3%
GAAP Operating Margin	-13.8%	17.7%	-14.6%	16.7%
Non-GAAP Operating Margin	0.5%	29.4%	8.1%	30.6%
GAAP Net Loss	$(16.5)	$(99.3)	$(44.7)	$(80.7)
GAAP Net Loss Margin	-26.7%	-111.5%	-20.9%	-29.9%
Non-GAAP Net (Loss) Income	$(1.7)	$17.0	$10.8	$55.9
Adjusted EBITDA	$2.8	$28.5	$24.9	$89.4
Adjusted EBITDA Margin	4.5%	32.0%	11.7%	33.2%
GAAP Net Loss per Share - diluted	$(0.41)	$(2.53)	$(1.11)	$(2.06)
Non-GAAP Net (Loss) Income per Share - diluted	$(0.04)	$0.43	$0.27	$1.34

(1)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “Our focus on operational excellence and delivering on our commitments continued to drive strong results in Q3, with revenue for the quarter, as well as most of the key profitability metrics, at or above the high end of our guidance range.”

“The core automotive business remained strong with the launch of three new global OEM platforms in the quarter and continued growth in emerging markets. And, we continue to make steady progress in the two-wheeler market, with four starts-of-production in the quarter and a key strategic win with a major Japanese brand.”

“As we look to the future of the in-car experience, we are deeply focused on leveraging generative AI and large language models at meaningful points in the Cerence product architecture. Iqbal Arshad, Chief Technology Officer, and Nils Schanz, Chief Product Officer, are keenly focused on a product strategy that positions Cerence as the primary enabler for the coexistence of large language models and consumer tech assistants in the car, operating under a uniquely branded OEM experience that prioritizes creating true value for end users.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q3FY23
Percent of worldwide auto production with Cerence Technology (TTM)	54%
Average contract duration - years (TTM):	6.4
Repeatable software contribution (TTM):	72%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	32%
Change in billings per car[3] (TTM over prior year TTM) (excludes Legacy contract4)	-6%

(1)
Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production increased 13% over the same time period ended on June 30, 2023.
(3)
The billings per car KPI has been modified to exclude professional services in the calculation.
(4)
Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition.

Fourth Quarter Fiscal Year 2023 Outlook

For the fiscal quarter ending September 30, 2023, revenue is expected to be in the range of $72 million to $76 million. The guidance includes approximately $13 million of fixed contracts bringing the total for the fiscal year to approximately $37 million.

GAAP Net Loss is expected to be in the range of ($13) million to ($9) million. Adjusted EBITDA is expected to be in the range of approximately $10 million to $14 million.

For the full fiscal year ending September 30, 2023, the company has raised the low end of the initial guidance with revenue now expected to be in the range of $286 million to $290 million. GAAP Net Loss is expected to be in the range of ($58) million to ($54) million. Adjusted EBITDA is expected to be in the range of approximately $34 million to $38 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Third Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using the following link: Register Here

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company's website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; demand for Cerence products; innovation and new product offerings; and management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategy to increase cloud offerings; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; and the other factors discussed in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2022, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2023 and 2022, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, release of a pre-acquisition contingency, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2023, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•
Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.
•
Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding professional services, legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
License	$25,837	$46,452	$102,054	$139,610
Connected services	18,583	19,990	55,903	67,475
Professional services	17,240	22,599	55,754	62,662
Total revenues	61,660	89,041	213,711	269,747
Cost of revenues:
License	2,343	585	6,166	1,692
Connected services	5,562	5,391	18,218	16,766
Professional services	12,930	18,173	47,441	51,448
Amortization of intangible assets	103	103	310	2,879
Total cost of revenues	20,938	24,252	72,135	72,785
Gross profit	40,722	64,789	141,576	196,962
Operating expenses:
Research and development	30,202	26,040	88,190	81,808
Sales and marketing	4,277	8,299	21,656	22,487
General and administrative	13,019	10,614	46,453	31,941
Amortization of intangible assets	553	2,862	5,297	9,151
Restructuring and other costs, net	1,172	1,197	11,075	6,586
Total operating expenses	49,223	49,012	172,671	151,973
(Loss) income from operations	(8,501)	15,777	(31,095)	44,989
Interest income	1,207	243	3,240	416
Interest expense	(4,120)	(3,815)	(11,637)	(10,602)
Other income (expense), net	(2,030)	(478)	2,757	(764)
(Loss) income before income taxes	(13,444)	11,727	(36,735)	34,039
Provision for income taxes	3,011	110,994	7,967	114,738
Net loss	$(16,455)	$(99,267)	$(44,702)	$(80,699)
Net loss per share:
Basic	$(0.41)	$(2.53)	$(1.11)	$(2.06)
Diluted	$(0.41)	$(2.53)	$(1.11)	$(2.06)
Weighted-average common share outstanding:
Basic	40,324	39,313	40,167	39,113
Diluted	40,324	39,313	40,167	39,113

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30,	September 30,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86,100	94,847
Marketable securities	16,717	20,317
Accounts receivable, net of allowances of $4,048 and $157	56,984	45,073
Deferred costs	7,585	7,098
Prepaid expenses and other current assets	51,748	60,184
Total current assets	219,134	227,519
Long-term marketable securities	13,194	11,584
Property and equipment, net	34,924	37,707
Deferred costs	20,875	22,451
Operating lease right of use assets	13,445	14,702
Goodwill	904,910	890,802
Intangible assets, net	4,644	9,700
Deferred tax assets	52,198	51,989
Other assets	48,854	52,039
Total assets	$1,312,178	$1,318,493
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,118	$10,372
Deferred revenue	75,296	72,662
Short-term operating lease liabilities	5,505	5,071
Short-term debt	24,700	10,938
Accrued expenses and other current liabilities	46,802	47,990
Total current liabilities	168,421	147,033
Long-term debt	254,702	259,436
Deferred revenue, net of current portion	153,002	165,972
Long-term operating lease liabilities	9,330	11,375
Other liabilities	23,909	21,727
Total liabilities	609,364	605,543
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 40,333 and 39,430 shares issued and outstanding, respectively	403	394
Accumulated other comprehensive loss	(24,652)	(33,737)
Additional paid-in capital	1,049,173	1,029,542
Accumulated deficit	(322,110)	(283,249)
Total stockholders' equity	702,814	712,950
Total liabilities and stockholders' equity	$1,312,178	$1,318,493

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(44,702)	$(80,699)
Adjustments to reconcile net loss to net cash (used in) provided by operations:
Depreciation and amortization	13,151	18,853
Provision for (benefit from) credit loss reserve	3,626	(414)
Stock-based compensation	31,801	23,020
Non-cash interest expense	1,450	3,922
Loss on debt extinguishment	1,333	-
Deferred tax benefit	1,536	103,394
Unrealized foreign currency transaction (gain) losses	(5,441)	4,854
Other	(4,004)	283
Changes in operating assets and liabilities:
Accounts receivable	(10,951)	(21,626)
Prepaid expenses and other assets	19,902	(34,621)
Deferred costs	2,511	3,753
Accounts payable	4,799	4,638
Accrued expenses and other liabilities	(334)	(2,698)
Deferred revenue	(18,437)	(19,844)
Net cash (used in) provided by operating activities	(3,760)	2,815
Cash flows from investing activities:
Capital expenditures	(3,597)	(14,418)
Purchases of marketable securities	(18,025)	(21,153)
Sale and maturities of marketable securities	20,200	31,003
Payments for equity investments	-	(584)
Other investing activities	(1,024)	1,735
Net cash used in investing activities	(2,446)	(3,417)
Cash flows from financing activities:
Proceeds from revolving credit facility	24,700	-
Proceeds from long-term debt, net of discount	190,000	-
Payments for long-term debt issuance costs	(16,786)	-
Principal payments of long-term debt	(198,438)	(4,689)
Common stock repurchases for tax withholdings for net settlement of equity awards	(4,834)	(47,960)
Principal payment of lease liabilities arising from a finance lease	(355)	(289)
Proceeds from the issuance of common stock	4,687	34,943
Net cash used in financing activities	(1,026)	(17,995)
Effects of exchange rate changes on cash and cash equivalents	(1,515)	(1,377)
Net change in cash and cash equivalents	(8,747)	(19,974)
Cash and cash equivalents at beginning of period	94,847	128,428
Cash and cash equivalents at end of period	$86,100	$108,454

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP revenue	$61,660	$89,041	$213,711	$269,747

GAAP gross profit	$40,722	$64,789	$141,576	$196,962
Stock-based compensation	163	722	2,699	3,384
Amortization of intangible assets	103	103	310	2,879
Non-GAAP gross profit	$40,988	$65,614	$144,585	$203,225
GAAP gross margin	66.0%	72.8%	66.2%	73.0%
Non-GAAP gross margin	66.5%	73.7%	67.7%	75.3%

GAAP operating (loss) income	$(8,501)	$15,777	$(31,095)	$44,989
Stock-based compensation*	6,974	6,253	31,801	19,020
Amortization of intangible assets	656	2,965	5,607	12,030
Restructuring and other costs, net*	1,172	1,197	11,075	6,586
Non-GAAP operating income	$301	$26,192	$17,388	$82,625
GAAP operating margin	-13.8%	17.7%	-14.6%	16.7%
Non-GAAP operating margin	0.5%	29.4%	8.1%	30.6%

GAAP net loss	$(16,455)	$(99,267)	$(44,702)	$(80,699)
Stock-based compensation*	6,974	6,253	31,801	19,020
Amortization of intangible assets	656	2,965	5,607	12,030
Restructuring and other costs, net*	1,172	1,197	11,075	6,586
Depreciation	2,462	2,314	7,544	6,823
Total other expense, net	(4,943)	(4,050)	(5,640)	(10,950)
Provision for income taxes	3,011	110,994	7,967	114,738
Adjusted EBITDA	$2,763	$28,506	$24,932	$89,448
GAAP net loss margin	-26.7%	-111.5%	-20.9%	-29.9%
Adjusted EBITDA margin	4.5%	32.0%	11.7%	33.2%
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net during Q1'22.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP net loss	$(16,455)	$(99,267)	$(44,702)	$(80,699)
Stock-based compensation*	6,974	6,253	31,801	19,020
Amortization of intangible assets	656	2,965	5,607	12,030
Restructuring and other costs, net*	1,172	1,197	11,075	6,586
Loss on debt extinguishment	1,333	-	1,333	-
Non-cash interest expense	540	1,327	1,450	3,922
Indemnification asset release	-	-	-	1,302
Other	(25)	-	(844)	-
Adjustments to income tax expense	4,144	104,487	5,107	93,768
Non-GAAP net (loss) income	$(1,661)	$16,962	$10,827	$55,929

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(16,455)	$(99,267)	$(44,702)	$(80,699)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(1,661)	$16,962	$10,827	$55,929
Interest on the Notes, net of tax	-	-		3,024
Net (loss) income attributed to common shareholders - diluted	$(1,661)	$16,962	$10,827	$58,953

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	40,324	39,313	40,167	39,113

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	40,324	39,313	40,167	39,113
Adjustment for diluted shares	-	-	197	5,046
Weighted-average common shares outstanding - diluted	40,324	39,313	40,364	44,159

GAAP net loss per share - diluted	$(0.41)	$(2.53)	$(1.11)	$(2.06)
Non-GAAP net (loss) income per share - diluted	$(0.04)	$0.43	$0.27	$1.34

GAAP net cash (used in) provided by operating activities	$(8,197)	$(3,928)	$(3,760)	$2,815
Capital expenditures	(1,520)	(4,433)	(3,597)	(14,418)
Free Cash Flow	$(9,717)	$(8,361)	$(7,357)	$(11,603)
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net during Q1'22.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q3FY23	Q2FY23	Q1FY23	Q4FY22
GAAP revenues	$61,660	$68,393	$83,658	$58,144
Less: Professional services revenue	17,240	18,667	19,847	21,048
Non-GAAP Repeatable revenues	$44,420	$49,726	$63,811	$37,096

GAAP revenues TTM	$271,855
Less: Professional services revenue TTM	76,802
Non-GAAP Repeatable revenues TTM	$195,053
Repeatable software contribution	72%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4 2023		FY2023
	Low	High	Low	High
GAAP revenue	$72,000	$76,000	$285,700	$289,700

GAAP gross profit	$50,500	$54,500	$192,100	$196,100
Stock-based compensation	1,000	1,000	3,700	3,700
Amortization of intangible assets	100	100	400	400
Non-GAAP gross profit	$51,600	$55,600	$196,200	$200,200
GAAP gross margin	70%	72%	67%	68%
Non-GAAP gross margin	72%	73%	69%	69%

GAAP operating loss	$(5,800)	$(1,800)	$(37,000)	$(33,000)
Stock-based compensation	11,800	11,800	43,600	43,600
Amortization of intangible assets	600	600	6,200	6,200
Restructuring and other costs, net	800	800	11,900	11,900
Non-GAAP operating income	$7,400	$11,400	$24,700	$28,700
GAAP operating margin	-8%	-2%	-13%	-11%
Non-GAAP operating margin	10%	15%	9%	10%

GAAP net loss	$(12,700)	$(8,700)	$(57,500)	$(53,500)
Stock-based compensation	11,800	11,800	43,600	43,600
Amortization of intangible assets	600	600	6,200	6,200
Restructuring and other costs, net	800	800	11,900	11,900
Depreciation	2,100	2,100	9,700	9,700
Total other income (expense), net	(1,900)	(1,900)	(7,500)	(7,500)
Provision for income taxes	5,000	5,000	13,000	13,000
Adjusted EBITDA	$9,500	$13,500	$34,400	$38,400
GAAP net loss margin	-18%	-11%	-20%	-18%
Adjusted EBITDA margin	13%	18%	12%	13%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q4 2023		FY2023
	Low	High	Low	High
GAAP net loss	$(12,700)	$(8,700)	$(57,500)	$(53,500)
Stock-based compensation	11,800	11,800	43,600	43,600
Amortization of intangibles	600	600	6,200	6,200
Restructuring and other costs, net	800	800	11,900	11,900
Loss on debt extinguishment	-	-	1,300	1,300
Non-cash interest expense	1,400	1,400	2,900	2,900
Other	-	-	(900)	(900)
Adjustments to income tax expense	1,400	1,400	6,600	6,600
Non-GAAP net income	$3,300	$7,300	$14,100	$18,100

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(12,700)	$(8,700)	$(57,500)	$(53,500)

Non-GAAP Numerator:
Net income attributed to common shareholders - basic and diluted	$3,300	$7,300	$14,100	$18,100

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	40,400	40,400	40,200	40,200

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	40,400	40,400	40,200	40,200
Adjustment for diluted shares	1,200	1,200	400	400
Weighted-average common shares outstanding - diluted	41,600	41,600	40,600	40,600

GAAP net loss per share - diluted	$(0.31)	$(0.22)	$(1.43)	$(1.33)
Non-GAAP net income per share - diluted	$0.08	$0.18	$0.35	$0.45